================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                                FEBRUARY 25, 1999

                Date of Report (Date of earliest event recorded)

                                BB&T CORPORATION

             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 1-10853

              NORTH CAROLINA                         56-0939887
         (State of Incorporation)       (I.R.S. Employer Identification No.)

                             200 WEST SECOND STREET
                       WINSTON-SALEM, NORTH CAROLINA      27101
               (Address of Principal Executive Offices) (Zip Code)

                                 (336) 733-2000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

                           This Form 8-K has 35 pages.


================================================================================

Item 5. Other Events

         The purpose of this Current Report on Form 8-K is to announce that BB&T Corporation ("BB&T") has entered into a definitive agreement to acquire Matewan BancShares of Williamson, West Virginia, ("Matewan") and to file certain analyst presentation materials related to this transaction as Exhibit 99.1.

         Matewan, with $676 million in assets, operates 22 banking offices and one mortgage loan office in southwestern Virginia, southern West Virginia and eastern Kentucky. The transaction is a tax-free exchange of stock valued at $157.9 million based on the February 23, 1999, closing price of BB&T's common stock.

         The transaction, approved by the directors of both companies, will give Matewan shareholders .9333 BB&T shares per Matewan share, worth $33.89 based on BB&T's closing price on February 23, 1999. The final exchange ratio will be based on a pricing period prior to closing the transaction.

         When the Matewan acquisition is completed, BB&T will have banking offices in seven states and Washington, D.C.

         Matewan customers will be introduced to a broad BB&T product line that includes insurance, mutual funds, annuities, leasing, trust, retail brokerage and investment banking.

         Matewan operates through banking subsidiaries Matewan National Bank and Matewan FSB. The corporation also owns insurance and investment subsidiaries. Its market area includes Mingo, Logan, Boone, Lincoln and Wayne counties in West Virginia; Pike, Floyd, Johnson, Martin and Letcher counties in Kentucky; and Buchanan, Tazewell, Wise, Russell and Washington counties in Virginia.

         The merger, which is subject to the approval of Matewan shareholders and banking regulators, is expected to be completed in the third quarter of 1999.

Item 7. Exhibits

99.1     Analyst Presentation Materials

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  BB&T CORPORATION
                                                    (Registrant)

                                 By:         /s/ SHERRY A. KELLETT
                                             --------------------------
                                                Sherry A. Kellett
                                  SENIOR EXECUTIVE VICE PRESIDENT AND CONTROLLER
                                            (PRINCIPAL ACCOUNTING OFFICER)
Date:  February 25, 1999.

                                      BB&T
                                       and
                            Matewan BancShares, Inc.
                            Williamson, West Virginia
                           Expanding a Great Franchise
                              Analyst Presentation
                               February 25, 1999

                          Forward-Looking Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in Matewan's fee income ratio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and Matewan, the amount of general and administrative expense consolidation, costs relating to converting Matewan's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:
(1) expected cost savings from this merger or other previously-announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including Matewan, may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and Matewan are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and Matewan may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and Matewan.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                     Outline

o        Background and transaction terms
o        Financial data
o        Rationale and strategic objectives
o        Investment criteria
o        Summary

                                BB&T Corporation
                                      (BBT)

o        $38.1 billion bank holding company*
o        620 branch locations in NC, SC, VA, MD,
         GA and the District of Columbia*

                                       For Year
                                   Ended 12/31/98**
                                   ----------------

o        ROA                            1.58%
o        Cash Basis ROA                 1.67%
o        ROE                           20.16%
o        Cash Basis ROE                23.70%
o        Efficiency ratio              51.57%

* Includes the pending acquisitions of Scott & Stringfellow Financial, Inc., MainStreet Financial Corporation, First Citizens Corporation (GA), and Mason-Dixon Bancshares, Inc.
** Recurring earnings

                            Matewan BancShares, Inc.
                                     (MATE)

o  $676 million bank holding company
o 22 banking offices in western Virginia, southern West Virginia and eastern Kentucky
o  1 mortgage loan production office in West Virginia

                                       For Year
                                   Ended 9/30/98**
                                   ----------------
o        ROA                             1.05%

o        ROE                            10.33%

o        Efficiency ratio               62.47%

*Recurring earnings

                            Pro Forma Company Profile

o  Size: $38.8 billion in assets*
         $11.7 billion in market capitalization**

o  Offices NC: 347

    VA:      114
    SC:       90
    MD:       55
    GA:       13
    KY:       10
    WV:        7
    DC:        6
             ---
    Total:   642

* Includes total assets for Scott & Stringfellow Financial, Inc., MainStreet Financial Corporation, Mason-Dixon Bancshares, Inc. and First Citizens Corporation
** Based on BB&T's 2/23/99 closing price of $36.3125 and includes shares outstanding for Scott & Stringfellow Financial, Inc., MainStreet Financial Corporation, Mason-Dixon Bancshares, Inc., First Citizens Corporation and Matewan BancShares, Inc.

                            Terms of the Transaction

                            Terms of the Transaction

o        Purchase price:          $33.89 per share*
o        Aggregate value:         $157.9 million*
o        Consideration:           Fixed price of $35.00 per MATE share if BB&T's
                                  price is between $37.50 and $40.4375. If
                                  BB&T's price is above $40.4375 the exchange ratio is fixed at .8655. If BB&T's price is below $37.50 the exchange ratio is fixed at .9333.

o        Structure:               Tax-free exchange of stock equal to
                                  100% of purchase price
o        Accounting treatment:    Transaction will be accounted for as
                                  a purchase
o        Lock-up provision:       Stock option agreement


*Based on February 23, 1999 BB&T closing stock price of $36.3125.

                                    Pricing

o        Purchase price                  $33.89
o        Premium / market                 24.37%
o        Price / 9-30-98 stated book      2.32 x
o        Price / LTM EPS                  23.2 x
o        BB&T shares issued               4.3 million*



*BB&T shares issued based on MATE common and preferred shares outstanding. BB&T plans to repurchase the shares to be issued in the transaction.

                            Acquisition Comparables(1)

         Bank Acquisitions with Deal Values between $50 and $500 Million
                            Announced Since 11/01/98

------------------------------------------------------------------------------------------------------------------
                                                     TOTAL        DATE        DEAL    DEAL     DEAL PR/  DEAL PR/
BUYER                       SELLER                   ASSETS    ANNOUNCED     VALUE   PR/BK       TG BK   4-QTR EPS
------------------------------------------------------------------------------------------------------------------
                                                     ($000)                   ($M)    (%)         (%)       (X)
Independence Cmty           Broad National Bncp      622,276    02/01/99     138.3    296.1      297.4      18.7
BB&T Corp.                  Mason-Dixon Bcshs      1,083,283    01/28/99     247.2    299.2      326.4      23.4
BB&T Corp.                  First Citizens Corp.     385,582    01/27/99     126.7    297.9      360.6      23.4
First Security Corp.        Comstock Bancorp         226,862    01/13/99      65.0    352.2      352.2      20.0
BOK Financial Corp.         First Bancshares         233,104    12/29/98      56.1    328.7      328.7        NA
First Finl Bancorp          Sand Ridge Finl Corp.    503,894    12/17/98     140.7    330.6      330.6      24.6
Valley Natl Bancorp         Ramapo Finl Corp.        327,779    12/17/98     105.3    293.4      297.7      29.5
Chittenden Corp.            Vermont Financial      2,110,300    12/16/98     454.2    208.2      285.6      27.9
Sky Financial Group         First Western Bncp     2,203,139    12/14/98     424.5    280.0      479.9      22.0
BT Financial Corp.          First Philson Finl       213,742    12/10/98      80.6    318.8      318.8      29.5
M&T Bank Corp.              FNB Rochester Corp.      567,896    12/09/98     128.8    316.2      316.2      25.2
Lakeland Bancorp            High Point Finl Corp.    252,746    12/07/98      72.5    293.4      293.4      32.1
-----------------------------------------------------------------------------------------------------------------
Maximum                                            2,203,139                 454.2    352.2      479.9      32.1
Minimum                                              213,742                  56.1    208.2      285.6      18.7
-----------------------------------------------------------------------------------------------------------------
AVERAGE                                              727,550                 170.0    301.2      332.3      25.1
-----------------------------------------------------------------------------------------------------------------
Median                                               444,738                 127.8    298.5      322.6      24.0
-----------------------------------------------------------------------------------------------------------------
BB&T Corp                   Matewan *                676,907                 157.9    232.2      274.0      23.2
Above/(Below) Comparables                                                             (69.1)     (58.3)     (1.9)
-----------------------------------------------------------------------------------------------------------------

* Based on September 30, 1998 financial statements. Book value multiples include Matewan's preferred stock.
(1) Source for Acquisition Comparables: SNL Securities

                                 Financial Data

                                Financial Summary

                                                         FOR THE
                                 FOR THE                9-MONTHS
                                YEAR ENDED                ENDED
                                 12/31/98                9/30/98
                                   BB&T*                  MATE*
                                   -----                  -----
ROA                                 1.58%                  1.05%
ROE                                20.16                  10.33
Net interest margin (FTE)           4.34                   5.15
Efficiency ratio                   51.57                  62.47
Net charge-offs / avg. loans         .28                    .97
Allowance / nonperf. loans        367.75                  89.24
Nonperf. assets / total assets       .33                   1.01

*Recurring earnings

                                Capital Strength

                                             BB&T*      MATE*
                                           12/31/98    9/30/98
                                           --------    -------

Shareholders' equity / total assets           8.0%      10.1%
Leverage capital ratio                        6.8%       8.5%
Total risk-based capital ratio               14.7%      14.1%

                            Rationale for Acquisition

o    BB&T has an announced strategy to pursue in-market
     (Carolinas/Virginia/Maryland/Metro DC) and contiguous state (Georgia/West Virginia/Tennessee) acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of Matewan is consistent with this strategy.

o This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.

o    BB&T and Matewan share similar cultures.

o Matewan's branch network overlaps BB&T's western Virginia franchise and expands BB&T into the economically attractive markets in southern West Virginia and eastern Kentucky.

                              Strategic Objectives

o    The key strategic objectives in this acquisition are:

     -    Improve efficiency

o Cost savings equal to 20% of MATE's noninterest expenses, fully realized in the year 2000

     -    Expand and strengthen BB&T's existing western Virginia franchise

o    Entry into the contiguous markets of southern West Virginia and eastern
     Kentucky

     -    Grow fee income using BB&T's wider array of fee-based services

     - Develop additional commercial relationships using BB&T's product offerings

                             Efficiency Improvement


                          Targeted Annual Cost Savings
                          ----------------------------

                          $4.3 million or approximately
                           20% of MATE's expense base

                              Franchise Enhancement

o Extends our western Virginia franchise acquired through the MainStreet transaction

o    Market expansion into southern West Virginia and eastern Kentucky

                                 Grow Fee Income

                                             BB&T*      MATE*
                                           12/31/98    9/30/98
                                           --------    -------
    Fee income ratio                         28.4%      14.3%

Goal to raise MATE's fee income ratio by leveraging BB&T's sales management system and broader product selection

                               Economic Vitality

                      [MAP OF ECONOMIC VITALITY BY COUNTY]

                                Branch Locations

                           [MAP OF BRANCH LOCATIONS]

                            BB&T Investment Criteria

o        EPS and Cash Basis EPS (accretive by year 2)
o        Internal rate of return (15% or better)
o        Return on equity and Cash Basis ROE (accretive by year 3)
o        Return on assets and Cash Basis ROA (accretive by year 3)
o        Book value per share (accretive by year 5)
o        Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

                                   Assumptions

o BB&T's 1999 and 2000 EPS numbers are based on First Call estimates of $1.93 and $2.17 respectively, and subsequent years are based on 9% income statement and balance sheet growth.

o $4.3 million in cost savings (20% of MATE's expense base). Cost savings will be recognized over 2 years with 25% of total cost savings achieved in 1999 and the remaining 75% in 2000.

o Fee income improvement - MATE's fee income is assumed to grow by 15% annually by leveraging BB&T's sales management system and expanded product offerings.

o    MATE's net interest margin (non-FTE) is maintained annually at 4.50%.

o For MATE, we have assumed income statement and balance sheet growth of 9% annually except for the enhancements cited above.

                          Impact on Earnings Per Share


                  Accretion               Accretion
                  (Dilution)  Pro Forma  (Dilution)
       Pro Forma  Pro Forma  Cash Basis  Pro Forma
          EPS       Shares       EPS       Shares
          ---       ------       ---       ------
1999*   $ 1.92    $ (0.01)     $ 2.05      $ 0.01
2000      2.16      (0.00)       2.30        0.02
2001      2.36       0.00        2.50        0.02
2002      2.58       0.01        2.71        0.03
2003      2.82       0.01        2.95        0.03
2004      3.08       0.02        3.19        0.04
2005      3.36       0.03        3.47        0.05
2006      3.67       0.04        3.78        0.06
2007      4.00       0.05        4.11        0.07
2008      4.37       0.06        4.48        0.08
2009      4.77       0.07        4.88        0.09

Internal rate of return    17.65%

*Recurring earnings

                                 Impact on ROE*

                              Pro Forma
        Pro Forma            Cash Basis
          ROE(%)      Change     ROE(%)      Change
           ---        ------     ----        ------
1999**    19.99       (0.05)    25.60        0.91
2000      19.89       (0.02)    24.58        0.94
2001      19.34        0.02     23.07        0.77
2002      18.87        0.05     21.85        0.65
2003      18.45        0.07     20.84        0.55
2004      18.08        0.11     19.92        0.48

 * The decrease in ROE results from the build up in equity relative to assets. ** Recurring earnings

                                  Impact on ROA


                              Pro Forma
        Pro Forma            Cash Basis
          ROA(%)      Change     ROA(%)     Change
           ---        ------     ----       ------
1999*     1.49        (0.04)     1.61       (0.03)
2000      1.54        (0.03)     1.66       (0.02)
2001      1.55        (0.03)     1.65       (0.01)
2002      1.55        (0.03)     1.64       (0.01)
2003      1.56        (0.02)     1.64       (0.01)
2004      1.56        (0.02)     1.63       (0.01)

*Recurring earnings

                      Impact on Book Value / Leverage Ratio




                 Pro Forma
           Book Value Per Share
         -------------------------        Pro Forma
                        Accretion         Leverage         Accretion
         Stated         (Dilution)          Ratio          (Dilution)
         ------         ----------          -----          ----------
1999    $ 10.23          $ 0.00             6.79%            (0.37)
2000      11.51           (0.00)            7.25             (0.34)
2001      12.91           (0.00)            7.66             (0.32)
2002      14.43            0.00             8.03             (0.29)
2003      16.10            0.01             8.36             (0.27)
2004      17.94            0.03             8.66             (0.25)
2005      19.97            0.05             8.94             (0.23)
2006      22.22            0.08             9.21             (0.21)
2007      24.71            0.12             9.47             (0.19)
2008      27.47            0.16             9.73             (0.17)
2009      30.68            0.21            10.02             (0.15)

                                     Summary

o    The acquisition of Matewan BancShares, Inc. is a strong strategic fit:
     -    It helps accomplish our goal of expansion into contiguous markets
     -    It fits culturally and geographically
     -    This is the type of merger we have consistently successfully executed

o    Overall Investment Criteria are met:
     -    EPS accretive in 2001; Cash Basis EPS accretive in 1999
     -    IRR 17.65%
     -    ROE positive in 2001; Cash Basis ROE positive in 1999
     - ROA and Cash Basis ROA are permanently, but not materially, dilutive due to the effect of the share buyback
     -    Book value accretive in 2002
     -    Combined leverage ratio in excess of 7% in 2000
     -    Accelerated dividend growth potential beginning in 2000

                                    Appendix

o    Historical Financial Data

o    Glossary

MATEWAN BANCSHARES, INC.
FINANCIAL SUMMARY


                                                                         For 9 Months YTD
                                                                           September 30
                                                 1996            1997           1998
                                             --------------------------------------------
EARNINGS SUMMARY  (IN THOUSANDS)

INTEREST INCOME (FTE)
Interest on loans & leases                    $ 36,583        $ 41,146      $ 33,106
Interest & dividends on securities               8,667           9,686         7,148
Interest on temporary investments                1,134           1,165           859
                                                -------       --------       -------
    Total interest income (FTE)                 46,384          51,997        41,113

INTEREST EXPENSE
Interest expense on deposit accounts             17,875         21,376        17,692
Interest on short-term borrowings                   994          1,149           729
Interest on long-term debt                            -              -             -
                                                -------       --------       -------
    Total interest expense                       18,869         22,525        18,421
                                                -------       --------       -------

Net interest income (FTE)                        27,515         29,472        22,692
     Less taxable equivalency adjustment              -              -             -
                                                -------       --------       -------
Net interest income                              27,515         29,472        22,692
Provision for loan losses                         2,945          2,609         2,321
                                                -------       --------       -------
Net interest income after provision              24,570         26,863        20,371
                                                -------       --------       -------

NONINTEREST INCOME
Service charges on deposit accounts               3,011          4,096         2,941
Non-deposit fees and commissions                    484            338           494
G / (L) on sale of real estate & securities           -              -             -
Other operating income                            1,204            932           348
                                                -------       --------       -------
    Total noninterest income                      4,699          5,366         3,783
                                                -------       --------       -------

NONINTEREST EXPENSE
Personnel                                         7,877          8,759         6,362
Occupancy & equipment                             2,368          2,849         2,190
FDIC premiums                                       206            411             -
Other operating expenses                          8,649         10,100         7,989
                                                -------       --------       -------
    Total noninterest expense                    19,100         22,119        16,541
                                                -------       --------       -------

Net income before taxes                          10,169         10,110         7,613
Income taxes                                      3,707          3,495         2,485
                                                -------       --------       -------
Net income before nonrecurring charges            6,462          6,615         5,128
                                                -------       --------       -------
Nonrecurring charges                                  -              -             -
                                                -------       --------       -------
    Net income                                  $ 6,462        $ 6,615       $ 5,128
                                                =======       ========       =======

Basic EPS                                        $ 1.30         $ 1.31        $ 1.07
Diluted EPS                                        1.30           1.31          1.07
Diluted EPS before nonrecurring charges            1.30           1.31          1.07

EOP shares                                        4,026          3,998         3,982
Basic shares                                      4,030          4,011         3,991
Diluted shares                                    4,030          4,011         3,991

MATEWAN BANCSHARES, INC.
FINANCIAL SUMMARY

                                                                                  For 9 Months YTD
                                                                                     September 30
                                                                 1996         1997       1998
                                                               ------------------------------------
AVERAGE BALANCE SHEET
(IN THOUSANDS)
ASSETS
Loans                                                           $345,062    $386,502    $412,646
Securities                                                       140,354     153,096     157,619
Other earning assets                                              21,387      23,062      19,677
                                                          --------------------------------------
    Total interest-earning assets                                506,803     562,660     589,942
                                                          --------------------------------------

Goodwill & other intangibles                                       8,716      10,659      10,393
Other assets                                                      45,818      49,328      51,434
                                                          --------------------------------------
    Total assets                                                $561,337    $622,647    $651,769
                                                          ======================================

Net interest margin                                                 5.43%       5.24%       5.15%

Securities as a percent of earning assets                             28%         27%         27%


LIABILITIES & SHAREHOLDERS' EQUITY
Interest-bearing deposits:
Money Market & NOW                                              $ 67,256    $ 79,719    $ 90,816
Savings                                                           76,906      76,510      90,941
CD's and other time                                              262,271     301,376     298,205
                                                          --------------------------------------
    Total interest-bearing deposits                              406,433     457,605     479,962
Short-term borrowed funds                                         23,119      22,116      14,320
Long-term debt                                                      --          --        13,536
                                                          --------------------------------------
    Total interest-bearing liabilities                           429,552     479,721     507,818

Demand deposits                                                   62,931      69,212      72,342
Other liabilities                                                  6,533       7,162       5,233
                                                          --------------------------------------
    Total liabilities                                            499,016     556,095     585,393
                                                          --------------------------------------

Preferred equity                                                     805         805         805
Common equity                                                     61,516      65,747      65,571
                                                          --------------------------------------
    Total equity                                                  62,321      66,552      66,376
                                                          --------------------------------------

Total liabilities & shareholders' equity                        $561,337    $622,647    $651,769
                                                          ======================================

Other int-liab. as a percent of total assets                           4%          4%          4%

MATEWAN BANCSHARES, INC.
FINANCIAL SUMMARY

($ IN THOUSANDS)
                                                                             For 9 Months YTD
                                                                              September 30
                                                    1996           1997           1998
                                            -------------------------------------------
RATIO ANALYSIS
ROA                                                1.15%           1.06%          1.05%
ROE                                               10.50%          10.06%         10.33%
Efficiency ratio                                   59.3%           63.5%          62.5%
Adj. noninterest income / Adj. revenues            14.6%           15.4%          14.3%
Average equity / Average assets                    11.1%           10.7%          10.3%

CREDIT QUALITY
(IN THOUSANDS)
Beginning                                   $     2,973        $ 5,9863       $  5,478
                                            -----------        --------       --------

Provision                                         2,945           2,609          2,321
Acquired allowance                                3,152              --             --
Net charge-offs                                  (3,084)          3,117)        (2,374)
                                            -----------        --------       --------
Ending allowance                            $     5,986         $ 5,478       $  5,425
                                            -----------        --------       --------

Allowance                                          1.59%           1.36%          1.23%
Charge-off rate                                    0.89%           0.81%          0.97%

Period end loans & leases                   $   376,787     $   403,111    $   439,591

Period end equity                           $    67,578     $    65,763    $    68,038



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


Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring Results or Ratios - earnings excluding charges and expenses principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

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